UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2011

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 8.01	Other Events.

On July 30, 2011, Amerigon Incorporated (“Amerigon”) notified the holders of its Series C 8% Convertible Preferred Stock (the “Series C Stock”) that Amerigon was electing to convert that portion of the Series C Stock required to be converted or redeemed on September 1, 2011, comprised of 778 shares of Series C Stock, plus the amount accrued on the Series C Stock at 8% from the date of issuance, into Amerigon Common Stock. As a result of such election, and in accordance with the terms and conditions governing the Series C Stock set forth in Amerigon’s Articles of Incorporation, Amerigon has delivered approximately 644,000 shares of Common Stock to the holders of the Series C Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

Date: August 2, 2011	By:	/S/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer